For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I. Name of Fund: American Skandia Trust -- AST Goldman Sachs Small Cap Value Portfolio

1.   Name of Issuer:
         Westar Energy Inc.

2.   Date of Purchase
         03/17/04

3.   Number of Securities Purchased
         12,650

4.   Dollar Amount of Purchase
         $261,222.50

5.   Price Per Unit
         $20.65

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Citigroup

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
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UNDERWRITER
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Citigroup
Lehman Brothers
Wachovia Securities
JP Morgan
Credit Suisse First Boston
BNY Capital Markets
Deutsche Bank Securities
A.G. Edwards & Sons
Edward D. Jones & Co.